2022 First Quarter Earnings Conference Call Tuesday, April 19, 2022

Forward Looking Statements & Additional Disclosures This presentation may contain statements regarding future events or the future financial performance of the Company that constitute forward- looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to, among other things, expectations regarding the business environment in which we operate, projections of future performance, perceived opportunities in the market, and statements regarding our business strategies, objectives and vision. Forward-looking statements include, but are not limited to, statements preceded by, followed by or that include the words “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions. With respect to any such forward- looking statements, the Company claims the protection provided for in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties. The Company’s actual results, performance or achievements may differ significantly from the results, performance or achievements expressed or implied in any forward-looking statements. The risks and uncertainties include, but are not limited to: possible deterioration in economic conditions in our areas of operation; interest rate risk associated with volatile interest rates and related asset-liability matching risk; liquidity risks; risk of significant non-earning assets, and net credit losses that could occur, particularly in times of weak economic conditions or times of rising interest rates; the failure of or changes to assumptions and estimates underlying the Company’s allowances for credit losses, including the effects of the implementation of the current expected credit losses model; regulatory risks associated with current and future regulations; and the COVID-19 pandemic and its impact on our financial position, results of operations, liquidity, and capitalization. For additional information concerning these and other risk factors, see the Company’s most recent Annual Report on Form 10-K. The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.

Earnings & Profitability • Net interest margin expanded 8bps Q-o-Q reflecting decreased cash balance and more favorable mix of higher-yielding earning assets • Net income increased 18% Q-o-Q • ROA increased to 1.37% and ROTCE1 increased to 15.01% from 1.16% and 12.85%, respectively Loans • New loan production of $1.03 billion established new first quarter record high, up 21.1% over 1Q21 • Excluding PPP, loans receivable increased 1.7% Q-o-Q, or 6.7% annualized Deposits • Cost of interest-bearing deposits declined 1bps Q-o-Q while total cost of deposits increased 1bps Asset Quality • Significant improvement in asset quality • Total nonperforming assets decreased 8.4% Q-o-Q and criticized loans decreased 21.2% • Net recoveries of $17.9 million related to additional recoveries from a large relationship charged off in 3Q21 Q1 2022 Financial Highlights 3 Net Income $60.7M Diluted EPS $0.50 Gross Loans $14.07B Total Deposits $14.52B 1 ROTCE (return on average tangible common equity) is a non-GAAP financial measure. A quantitative reconciliation of the GAAP to non-GAAP financial measure is provided on Slide 15.

Loan Production & Portfolio Trends New Loan Originations Funded ($ Millions) 1 Represents average rate on new loans excluding PPP loans. Including PPP loans, the average rate on new loan originations was 2.56% for 1Q21 and 3.32% for 2Q21 $311 $520 $590 $623 $578 $305 $20 $160 $301 $344 $539 $344 $71 $53 $75 $81 $104 1Q21 2Q21 3Q21 4Q21 1Q22 $1,242.9 $1,026.0 $847.1 $1,009.2 $894.1 CRE PPP C&I Consumer Q-o-Q increase • Total loans receivable, excluding PPP, increased 1.7% Q-o-Q, or 6.7% annualized • Aggregate payoffs and paydowns decreased to $674.0 in 1Q22 vs. $881.3 million in 4Q21 +6% +23% -17% +13% $12.99 $12.86 $13.08 $13.72 $13.95 12.25 12.75 13.25 13.75 14.25 03/31/21 06/30/21 09/30/21 12/31/21 03/31/22 Loans Receivable (Excluding PPP) • New loans funded set new record first quarter high of $1.03 billion, increasing 21.1%, or 89% excluding PPP production, Y-o-Y • Originations reflect diverse mix of 56% CRE, 34% C&I and 10% Consumer loans • Average rate on new loans increased 16bps Q-o-Q Loans Receivable (Excluding PPP) ($ Billions) Q-o-Q increase +2% +2% -1% +5% Average Rate of New Loans (Excluding PPP) 1Q21 2Q21 3Q21 4Q21 1Q22 3.44%1 3.37%1 3.36% 3.38% 3.54% 4

Net Interest Income and Margin



Net Interest Income & NIM
($ Millions)
Q-o-Q increase
$122.6
$126.6
$130.3
$133.3
$133.2
+3%
+3%
+2%
-0%
3.06%
3.11%
3.07%
3.13%
3.21%
1Q21
2Q21
3Q21
4Q21
1Q22
Net Interest Income
NIM



Net Interest Margin
3.13%
+9bps
Reduction in interest earnings cash + average loans balance increase
+3bps
Inv securities decrease + yield increase
+1bps
Interest bearing deposit cost decline
-5bps
Declines in accretion and loan yield
3.21%
4Q21
1Q22 net interest margin increased 8bps Q-o-Q
1Q22
Increase
Decrease
Total

- Net interest income before provision for credit losses was stable Q-o-Q but increased 9% Y-o-Y

- 8bps Q-o-Q increase in net interest margin primarily reflected reductions in interest earning cash used to fund large increase in average loan balances

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Interest Rate Risk Variable 43% @3.47%2 Fixed 29% @3.66%2,3 Hybrid 1 28% @3.99%2 New Loan Fixed/Variable & Average Rate (As of 03/31/2022) Fixed/Variable Breakdown (As of 3/31/2022) 1 Hybrid loans have fixed interest rates for a specified period and then convert to variable rates (fixed as of 3/31/2022) 2 The weighted average rate represents coupon rate and excludes loan discount accretion and interest on nonaccrual loans 3 Excluding SBA PPP loans, average yield for fixed rate loans is 3.74% • Variable rate loans as percentage of total new loan originations represented 43% of new production • As of 3/31/2022, variable rate loans accounted for 43% of total loan portfolio • Positioned as asset sensitive at 3/31/2022 and expect net interest income to increase as interest rates rise 6 86% 8% 4% 100% 57% 14% 92% 96% 43% CRE Commercial SBA Mortgage Consumer Total Originations Fixed/Hybrid Variable 3.51% 3.58% 4.49% 3.09% 3.54% 1 Hybrid loans have fixed interest rates for a specified period and then convert to variable rates (fixed as of 3/31/2022) 1

Noninterest Income 7 • Noninterest income increased 1% Q-o-Q to $13.2 million vs. $13.1 million in 4Q21 • Sold $58.1 million of the guaranteed portion of SBA 7(a) loans to the secondary market in 1Q22 vs. $41.0 million in 4Q21 • Sold $37.8 million of residential mortgage loans vs. $35.9 million in 4Q21 • Decrease in other income and fees vs. 4Q21 largely reflects Q-o-Q decreases in fair value of equity investments, CRA investment dividend income and swap fee income * Primary Customer-Related Service Fees include service fees on deposit accounts, international service fees, loan servicing fees, and wire transfer fees $4.5 $4.4 $4.2 $4.6 $4.5 $2.4 $2.5 $3.6 $5.6 $2.1 $1.0 $0.8 $0.5 $0.8 $2.2 $3.2 $3.2 $4.3 $2.3 1Q21 2Q21 3Q21 4Q21 1Q22 Other Income and Fees Gain on Sale of Mortgage Loans Gain on Sale of SBA Loans Primary Customer-Related Service Fees* $13.1 $13.2 $8.8 $11.1 $10.6 Noninterest Income ($ Millions)

• Noninterest expense increased to $75.4 million from $74.2 million in 4Q21 • Q-o-Q increase in salaries and benefits for 1Q22 largely reflects seasonal increases in payroll taxes and vacation accruals, plus a decrease in deferred loan origination costs • Most other noninterest expenses declined Q-o-Q Efficiency Ratio & Noninterest Expense to Average Assets 53.61% 53.12% 53.58% 50.70% 51.50% 1.65% 1.70% 1.70% 1.67% 1.70% 1Q21 2Q21 3Q21 4Q21 1Q22 Efficiency Ratio Noninterest Expense/Avg Assets 8 $41.2 $42.3 $47.0 $44.6 $47.7 $19.7 $22.1 $20.6 $21.0 $19.9 $2.5 $0.3 $1.5 $1.7 $1.5$7.0 $8.4 1 $6.4 $7.0 $6.3 1,444 1,438 1,449 1,476 1,509 1Q21 2Q21 3Q21 4Q21 1Q22 Compensation Other core operating expenses Credit related & OREO Other Full-time employee (FTE) $74.2 $75.4 $70.4 $73.1 $75.5 Noninterest Expense and Efficiency Noninterest Expense & FTE ($ Millions) 1. 2Q21 included software charge off expense of $2.1MM 2. Other core operating expenses include: Occupancy & equipment, Advertising & marketing, Data & communications, Professional fees and FDIC assessment • Efficiency ratio of 51.50% for 1Q22 reflects higher salaries and employee benefits expense • Noninterest expense to average assets of 1.70% within management’s targeted range 2

Deposit Trends 9 Deposit Composition ($ Billions) Deposit Cost Trend Average Deposits and Cost of Interest-Bearing Deposits ($ Billions) • Total cost of deposits increased 1bps Q-o-Q driven by growth of interest bearing deposits as a percentage of total deposits 0.40% 0.36%0.32% 0.31%0.30% 0.28%0.27% 0.25%0.24%0.24%0.23%0.23%0.23%0.23% 0.25% $9.3 $9.0 $9.1 $9.1 $9.3 $5.1 $5.4 $5.8 $6.0 $5.7 0.56% 0.48% 0.42% 0.39% 0.38% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1Q21 2Q21 3Q21 4Q21 1Q22 Average Noninterest Bearing Deposits Average Interest Bearing Deposits Cost of Interest Bearing Deposits $5.4 $5.6 $6.0 $5.8 $5.5 $5.0 $5.8 $5.9 $6.2 $6.5 $0.3 $0.3 $0.3 $0.3 $0.3$3.6 $3.0 $2.9 $2.8 $2.2 3/31/21 6/30/21 9/30/21 12/31/21 3/31/22 $15.06$14.73$14.30 $14.52 $15.04 +12% -3% -0%+9% Q-o-Q growth annualized Quarterly Cost of Deposits Monthly Cost of Deposits DDA MMA/NOW Savings Time 0.26% 3Q21 0.30% 2Q21 0.36% 1Q21 0.24% 1Q22 0.23% 4Q21 • Average interest bearing deposits increased 2% Q- o-Q driven by growth in MMA/NOW deposits, partially offset by decreases in time deposits • Total cost of interest-bearing deposits decreased 1bps Q-o-Q • MMA & NOW deposits increased 5% Q-o-Q and accounted for 45% of total deposits at 3/31/22 • Time deposits continued downward trend decreasing to $2.2 billion, or 15% of total deposits at 3/31/22 vs. 18.5% at 12/31/21 $14.99$14.46$14.38 $14.95$15.07

Asset Quality

Nonperforming Assets
($ Millions)



$170.5
$18.5
$152.0
0.99%
$183.7
$16.6
$167.1
1.05%
$113.7
$15.2
$98.5
0.64%
$111.8
$2.6
$109.2
0.62%
$102.4
$2.0
$100.4
0.58%
1Q21
2Q21
3Q21
4Q21
1Q22
NPLs
OREO
NPAs/Total Assets

Total Criticized Loans
($ Millions)



4.82%
$660.0
$379.0
$281.0
5.03%
$675.5
$381.0
$294.6
4.10%
$550.5
$243.7
$306.8
3.58%
$499.6
$242.4
$257.2
2.80%
$393.6
$226.7
$167.0
1Q21
2Q21
3Q21
4Q21
1Q22
Substandard & Doubtful
Special Mention
Total Criticized Loans as a % of Gross Loans

Provision (Credit) for Credit Losses & Net Charge Off (Recoveries)
($ Millions)



$3.3
0.06%
0.35%
-$7.0
1.28%
-$10.0
$1.5
-0.07%
-0.52%
-$11.0
1Q21
2Q21
3Q21
4Q21
1Q22
Provision for Credit Losses
(Credit) for Credit Losses
Net Charge Offs (Recoveries) (annualized)

- Total nonperforming assets decreased to $102.4 million vs. $111.8 million as of 12/31/21, reflecting reductions in nonaccrual and accruing TDR loans
- Nonperforming assets decreased to 0.58% of total assets vs. 0.62% at 12/31/21

- Special mention loans decreased by $90.2 million Q-o-Q reflecting upgrades from updated financials of borrowers post COVID modifications
- Total criticized loans declined to 2.80% of loans receivable vs. 3.58% at 12/31/21

- Negative provision for credit losses of $11.0 million reflects improved credit quality and net recoveries during the quarter
- Net recoveries of $17.9 million, or -0.52% of average loans receivable, annualized, reflected additional recoveries related to one large relationship charged off in 3Q21

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12.42% 10.11% 11.03% 11.70% $13.51 12.49% 10.37% 11.03% 11.69% $13.04 Total Risk-Based Capital Ratio Tier 1 Leverage Ratio Tier 1 Common Equity Ratio Tier 1 Capital Ratio Tangible Common Equity per Share 12/31/2021 3/31/2022 $17.3 $17.3 $17.3 $16.8 $16.8 $47.2 $2.8 1Q21 2Q21 3Q21 4Q21 1Q22 Dividends Buybacks Strong Capital Position & Returns Capital Positions Dividends & Buybacks ($ Millions) Maintaining strong levels of capital • Capital ratios generally stable or improved Q-o-Q Enhancing shareholder returns • Quarterly common stock dividend maintained at $0.14 per share • Board authorized $50 million stock repurchase program in 1Q22 • Dividend yield: 3.48% | Dividend payout ratio: 30.94% (TTM) 11 1 Tangible common equity per share is a non-GAAP financial measure. A quantitative reconciliation of the GAAP to non-GAAP financial measure is provided on Slide 15. (1)

Near-Term Outlook 12  Loan Growth: Recent business development performance and robust loan pipeline support cautious optimism for achieving high single-digit to low double-digit loan growth for 2022, excluding PPP  Noninterest Expenses: Noninterest expense to average assets expected to be approximately 1.70%  Net Interest Margin: Relatively stable net interest margin for Q2 2022  Asset Quality: Anticipate improving asset quality metrics with criticized balances trending down an additional 10-20% for the balance of 2022, resulting in approximately 30-40% reduction for the full year  Profitability: Enhanced profitability metrics expected to be driven by increasing earning assets and improving asset quality metrics

Q&A 2022 First Quarter Earnings Conference Call

Appendix 14

Appendix: Non-GAAP Financials

Management reviews select non-GAAP financial measures in evaluating the Company's financial performance and in response to market participant interest. A reconciliation of the GAAP to non-GAAP financial measures utilized by management is provided below.

Pre-provision Net Revenue (PPNR)

($ in thousands)	1Q22	4Q21	1Q21
Net interest income before provision (credit) for credit losses	$ 133,176	$ 133,318	$ 122,579
Noninterest income	13,186	13,097	8,804
Revenue	146,362	146,415	131,383
Less: noninterest expense	75,373	74,236	70,431
Pre-provision net revenue	**$ 70,989**	**$ 72,179**	**$ 60,952**

Return on Average Tangible Common Equity (ROTCE)

($ in thousands)	1Q22	4Q21	1Q21
Average stockholders' equity	$ 2,090,755	$ 2,079,694	$ 2,047,506
Less: goodwill and core deposit intangible assets, net	(471,921)	(472,405)	(473,961)
Average tangible common equity	$ 1,618,834	$ 1,607,289	$ 1,573,545
Net Income	$ 60,738	$ 51,623	$ 43,687
Return on average tangible common equity (annualized)	**15.01%**	**12.85%**	**11.11%**

Tangible Common Equity Per Share

($ in thousands)	1Q22	4Q21	1Q21
Total stockholders' equity	$ 2,041,057	$ 2,092,983	$ 2,045,581
Less: Goodwill and core deposit intangible assets, net	(471,634)	(472,121)	(473,648)
Tangible common equity	1,569,423	1,620,862	1,571,933
Common shares outstanding	120,327,689	120,006,452	123,480,494
Tangible common equity per share	**$ 13.04**	**$ 13.51**	**$ 12.73**

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